BY LAWS

OF

EURASIA ENERGY LIMITED

ARTICLE I

OFFICES, CORPORATE SEAL

1.01

Registered Office.   The registered office of the corporation in Anguilla shall be that set forth in the Articles of Continuance or in the most recent amendment of the Articles of Continuance or resolution of the directors filed with the Companies Registry changing the registered office.

1.02

Other offices.   The corporation may have such other offices, in or outside the island of Anguilla, as the directors shall, from time to time, determine.

1.03

Corporate Seal.   The common seal of the Company, if any, shall be in such form as the directors may by resolution from time to time adopt.  An imprint of the common seal shall be kept at the registered office of the corporation.

ARTICLE II

MEETING OF SHAREHOLDERS

2.01

Place and Time of Meetings.   Except as provided otherwise by the International Business Companies Act (c. I20), meetings of the shareholders may be held at any place, on or outside the island of Anguilla, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the principal corporate office of the corporation on the island of Anguilla.  The directors shall designate the time of day for each meeting and in the absence of such designation, every meeting of shareholders shall be held at ten o’clock a.m.

2.02

Regular Annual Meetings.

(a)

A Regular Annual Meeting of the shareholders shall be held annually and within 18 months of the preceding Regular Annual Meeting on such date as the Board of Directors shall establish by resolution.

(b)

At a Regular Annual Meeting of the shareholders, voting as provided in the Articles of Continuance and these By Laws, the shareholders shall designate the number of directors to constitute the Board of Directors and shall elect qualified successors for directors who shall serve until the next Regular Annual Meeting.  Shareholders may also transact such other business as may properly come before them.

2.03

Special Meetings.   Special Meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, the Chief Financial Officer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action directly or indirectly to facilitate or affect a business combination, including any change or otherwise affecting the composition of the Board of Directors for that purpose must be called by 25% or more of the voting power of all shares entitled to vote.  A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the Chief Executive Officer or Chief Financial Officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation.  Special Meetings shall be held on the date and at the time and place fixed by the Chief Executive Officer or the Board of Directors, except that a Special Meeting called by or at demand of a shareholder or shareholders will be held in the place where the Executive Office is located.  The business transacted at a Special Meeting shall be limited to the purposes stated in the notice of the meeting.

2.04

Quorum, Adjourned Meetings.   The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum for the transaction of business at any Regular Annual Meeting or Special Meeting.  If a quorum is not present at a meeting, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.  If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present to leave less than a quorum.

2.05

Voting.   At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy.  Each shareholder, unless the Articles of Continuance or statutes provide otherwise, shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation.  Subject to statute, jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares.  Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.  All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Continuance or these By Laws.  For the purposes of these By Laws, no shareholder owning shares of non-voting common stock of the corporation shall be entitled to vote.

2.06

Record Date.   The Board of Directors may fix a date, not exceeding 70 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed.  If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth day preceding the date of such meeting.

2.07

Notice of Meetings.   There shall be mailed to each shareholder shown by the books of the corporation to be a holder of record of voting shares, at his or her address as shown by the books of the corporation, a notice setting out the time and place of each Regular Annual Meeting and each Special Meeting, except (unless otherwise provided by Section 2.04 hereof) where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment, which notice shall be mailed at least 10 days but not more than 60 days prior thereto (unless otherwise provided in Section 2.04 hereof).

Every notice of any Special Meeting called pursuant to Section 2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all Special Meetings shall be confined to the purposes stated in the notice.  The written notice of any meeting at which a plan of merger or exchange is to be considered shall so state such as a purpose of the meeting.  A copy or short description of the plan of merger or exchange shall be included in or enclosed with such notice.

2.08

Waiver of Notice.   Notice of any Regular Annual Meeting or Special Meeting may be waived by any shareholder either before or after such meeting, in writing, signed by such shareholder or a representative entitled to vote the shares of such shareholder.  A shareholder, by his or her attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

2.09

Written Action.   Any action that may be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

ARTICLE III

DIRECTORS

3.01

General Powers.   The business and affairs of the corporation shall be managed by or under the authority of the Board of Directors, except as otherwise required or permitted by statute.

3.02

Number, Qualification and Term of Office.   The number of directors of the corporation shall be as set out from time to time in the Articles of Continuance.  Subject to the Articles of Continuance, the number of directors shall be increased or decreased from time to time by resolution of the Board of Directors or the shareholders.  Directors need not be shareholders.  Each of the directors shall hold office until the Regular Annual Meeting of the shareholders next held after such director’s election or until the earlier death, resignation, removal or disqualification of such director.

3.03

Board Meetings.   Meetings of the Board of Directors may be held from time to time at such time and place on or outside the island of Anguilla as may be designated in the notice of such meeting.

3.04

Calling Meetings.   Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least 24 hours’ notice, or by any other director by giving at least five (5) days’ notice, of the date, time and place thereof to each director by mail, telephone, facsimile, telegram or in person.  If the day or date, time and place of a meeting of the Board of Directors has been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting of the Board of Directors need not be given other than by announcement at the meeting at which adjournment is taken.

3.05

Waiver of Notice.   Notice of any meeting of the Board of Directors may be waived by any director either before or after such meeting orally or in writing signed by such director.  A director, by his or her attendance at any meeting of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.06

Quorum.   A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

3.07

Absent Directors.   A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the board of directors.  If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favour of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.08

Conference Communications.   Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting.  For the purposes of establishing a quorum and taking any action at the meeting, the directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

3.09

Vacancies; Newly Created Directorships.   Vacancies on the board of directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by appointment by the majority of the remaining directors of the board although less than a quorum; newly created directorships resulting from an increase in the number of directors by action of the Board of Directors, as permitted by Section 3.02, may be filled by a majority vote of the remaining directors serving at the time of such increase although less than a quorum; and each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next Regular or Special meeting.

3.10

Removal.   Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors.  A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal.  In the event that the entire board or any one or more directors be so removed, new directors may be elected at the same meeting.

3.11

Committees.   A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution and subject to statute.  A committee shall consist of one or more directors, appointed by affirmative vote of a majority of the directors present.  Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors.

A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

3.12

Written Action.   Any action that might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members.

3.13

Compensation.   Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined from time to time by resolution of the Board of Directors.  The Board of Directors may by resolution provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof.  Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

ARTICLE IV

OFFICERS

4.01

Number.   The officers of the corporation shall consist of a Chief Executive Officer or President, Chief Financial Officer, a Secretary, and such other officers and agents as may from time to time be appointed by the Board of Directors in its sole discretion.  Any number of offices may be held by the same person.

4.02

Appointment, Term of Office and Qualifications.   The Board of Directors shall appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the Chief Executive Officer or President, Chief Financial Officer, the Secretary, and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities and terms in office provided for in these By Laws or a resolution of the Board of Directors not inconsistent with these By Laws.  The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

4.03

Removal and Vacancies.   Any officer may be removed from his or her office by the board of directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed.  If there be a vacancy in an office of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

4.04

Chairman of the Board.   The Chairman of the Board, if one is appointed, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

4.05

Chief Executive Officer or President.   The Chief Executive Officer or President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, the Chief Executive Officer or President shall preside at all meetings of the shareholders and directors.  He or she shall see that all orders and resolutions of the Board of Directors are carried into effect.  He or she shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or By Laws or by the Board of Directors to some other officer or agent of the corporation.  He or she shall have the power to execute share certificates issued by the corporation.  He or she shall have such other duties as may from time to time be prescribed by the Board of Directors.

4.06

Secretary.    The Secretary shall be secretary of and attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation.  He or she shall give proper notice of meetings of shareholders and directors.  He or she shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the President or the Chief Executive Officer.

4.07

Vice President.   Each Vice President, if one or more is appointed, shall have such powers and perform such duties as prescribed by the Board of Directors, the Chief Executive Officer or the President.  In the event of the absence or disability of the President, the Vice President(s) shall succeed to the President's power and duties in the order designated by the Board of Directors.

4.08

Treasurer.   The Treasurer, if one is appointed, shall be the Chief Financial Officer and shall keep accurate financial records for the corporation.  He or she shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate.  He or she shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He or she shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor.  He or she shall render to the President and the directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.

4.09

Compensation.   The officers of the corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors

ARTICLE V

SHARES AND THEIR TRANSFER

5.01

Certificates for Shares.   All shares of the corporation shall be certificated shares.  Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder.  The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the Chief Executive Officer (or the President, if the Chief Executive Officer delegates such authority) and by the Secretary or an assistant secretary or by any two officers as the Board of Directors may designate.  If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors.  Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.04.

5.02

Issuance of Shares.   The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Continuance in such amounts as may be determined by the Board of Directors and as may be permitted by law.  Shares may be issued for any consideration, including, without limitation, in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend.  The Corporation shall only issue registered shares and shall not issue shares in bearer form.  At the time of approval of the issuance of shares, the Board of Directors shall state by resolution its determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are to be issued.

5.03

Transfer of Shares.   Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, the shareholder's legal representative or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares.  The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name shares are registered on the books of the corporation.

5.04

Loss of Certificates.   Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim that may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI

DISTRIBUTIONS, RECORD DATE

6.01

Distributions.   Subject to the provisions of the Articles of Continuance, these By Laws and of law, the Board of Directors may authorize and cause the corporation to make distributions whenever, and in such amounts or forms as, in its opinion are deemed advisable.

6.02

Record Date.

Subject to any provisions of the Articles of Continuance, these By Laws and the law, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any distribution as the record date for the determination of the shareholders entitled to receive payment of the distribution and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such distribution notwithstanding any transfer of shares on the books of the corporation after the record date.

ARTICLE VII

BOOKS AND RECORDS, FISCAL YEAR

7.01

Share Register.   The Board of Directors of the corporation shall cause to be kept at its Registered Office within the island of Anguilla:

(a)

A share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

(b)

A record of the dates on which certificates or transaction statements representing shares were issued.

7.02

Other Books and Records.   The Board of Directors shall cause to be kept at its Registered Office in the island of Anguilla, originals or copies of:

(a)

Its Articles or restated Articles of Continuance and all amendments currently in effect;

(b)

Its By Laws or restated By Laws and all amendments currently in effect;

(c)

A list of the names and business street addresses of its current directors and officers

The Board of Directors shall also cause to be kept at its Registered Office in the island of Anguilla or such other place as the board may by resolution determine:

(a)

Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing the relative rights, preferences, and limitations, if shares issued pursuant to the resolutions are still outstanding;

(b)

Minutes of all shareholder meetings and records of all action taken by the shareholders without a meeting within the last three years;

(c)

Written communication to all shareholders generally or to all shareholders of a class or series within the last three years, including the financial statements furnished for the last three years;

(d)

Accounting records that are sufficient to record and explain the transactions of the corporation and which will, at any time, enable the financial position of the corporation to be determined with reasonable accuracy.

7.03

Fiscal Year.   The fiscal year of the corporation shall be determined by the Board of Directors.

ARTICLE VIII

LOANS, GUARANTEES

8.01

The corporation may lend money to, guarantee an obligation of or otherwise financially assist any officer, director or employee of the corporation or of a subsidiary if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present, and if the transaction:

(a)

Is in the usual and regular course of business of the corporation;

(b)

Is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

(c)

Is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or

(d)

Has been approved by (1) the holders of two-thirds of the voting power of the shares entitled to vote that are owned by persons other than the interested person or persons, or (2) the unanimous affirmative vote of the holders of all outstanding shares whether or not entitled to vote.

Such loan, guarantee or other financial assistance may be with or without interest and may be unsecured, or may be secured in the manner as a majority of the directors present approve, including, without limitation, a pledge of or other security interest in shares of the corporation.  Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty, surety or warranty of the corporation at common law or under a statute of the island of Anguilla.

ARTICLE IX

INDEMNIFICATION OF CERTAIN PERSONS

9.01

The corporation shall indemnify all officers and directors of the corporation for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by the International Business Company Act (c. I20) section 60, as now enacted or hereafter amended.  Unless otherwise approved by the Board of Directors, the corporation shall not indemnify any employee of the corporation who is not otherwise entitled to indemnification pursuant to this Section 9.01.

ARTICLE X

AMENDMENTS

10.01

These By Laws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting.  Such authority of the Board of Directors is subject to any power reserved to the shareholders pursuant to the International Business Companies Act (c. I20) and in the Articles of Continuance, to adopt, amend or repeal By Laws adopted, amended or repealed by the Board of Directors.  After the adoption of the initial By Laws, the Board of Directors shall not make or alter any By Laws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors or fixing the number of directors or their classifications, qualifications or terms of office.

ARTICLE XI

SECURITIES OF OTHER CORPORATIONS

11.01

Voting Securities Held by the Corporation.   Unless otherwise ordered by the Board of Directors, the President and Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights

and powers incident to the ownership of such securities that the corporation possesses.   The Board of Directors may from time to time grant such power and authority to one or more other persons and may remove such power and authority from the president or any other person or persons.

11.02

Purchase and Sale of Securities.   Unless otherwise ordered by the Board of Directors, the President and Chief Executive Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance.  The Board of Directors may from time to time confer like powers upon any other person or persons.

Enacted this __ day of _____________ 2006

________________________

________________________

Director

Director